UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2013

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

Comerica Incorporated (“Comerica”) previously announced that Ralph W. Babb Jr., Chairman and Chief Executive Officer of Comerica, will make a presentation at the Barclays Capital Global Financial Services Conference on Tuesday, September 10, 2013. Karen L. Parkhill, Vice Chairman and Chief Financial Officer and Darlene P. Persons, director of Investor Relations, also will participate. Comerica's presentation will begin at 8:15 a.m. ET. To access the live audio webcast, visit the “Investor Relations” area of Comerica's website at www.comerica.com. Replays will be available at the same location following the conference. A copy of the presentation slides, which will be discussed at that conference, is attached hereto as Exhibit 99.1. From time to time, Comerica may also use this presentation in conversations with investors and analysts.

The information in Items 7.01 and 9.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01 OTHER EVENTS.

On March 14, 2013, Comerica announced that the Federal Reserve had completed its 2013 Capital Plan review and that it did not object to the Comerica capital plan and capital distributions contemplated in the plan, which included the authority to redeem $25 million of subordinated notes due 2018 (the "subordinated notes") when callable in 2013. Accordingly, on September 6, 2013, Comerica Bank submitted a prepayment notice to the lender for the subordinated notes, which will result in the prepayment of the subordinated notes at par, plus any accrued and unpaid interest thereon, on September 16, 2013.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1    Barclays Capital Global Financial Services Conference Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ Karen L. Parkhill

Name:	Karen L. Parkhill

Title:	Vice Chairman and Chief Financial Officer

Date: September 6, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Barclays Capital Global Financial Services Conference Presentation Slides